UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 14, 2011

FIRST ADVANTAGE BANCORP
(Exact name of registrant as specified in its charter)

	1-33682	26-0401680
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

1430 Madison Street, Clarksville, Tennessee                37040
      (Address of principal executive offices)                     (Zip Code)

Registrant’s telephone number, including area code:  (931) 522-6176

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

    On July 14, 2011, First Advantage Bancorp (“the Company”), the holding company of First Federal Savings Bank (the “Bank”), announced that the Bank submitted an application to the Tennessee Department of Financial Institutions (“the Department”) to convert from a federally-chartered savings bank to a Tennessee-chartered commercial bank to be known as “First Advantage Bank.”  Concurrently, notice of intent to convert was filed with the Office of Thrift Supervision.  Also, the Company will file an application with the Federal Reserve Board to obtain approval to become a bank holding company.  Subject to regulatory approval, the Company expects the charter conversion to be completed in the fourth quarter of 2011.  Upon completion of the charter conversion, the Department will regulate the Bank and the Federal Deposit Insurance Corporation (“FDIC”) will become the Bank’s primary federal regulator.  No assurance can be given that such regulatory approvals will be obtained.  There will be no changes to the directors, officers or employees of the Bank as a result of the charter conversion.  The Bank’s FDIC insurance coverage, and rates and terms of loans and deposits, will not change as a result of the charter conversion.    For more information, reference is made to the Company’s press release dated July 14, 2011, a copy of which is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d)Exhibits

Number Description

99.1Press release dated July 14, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST ADVANTAGE BANCORP

Dated:  July 14, 2011
By: /s/ Earl O. Bradley, III
Earl O. Bradley, III
Chief Executive Officer